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                                                        EXHIBIT 23.3

              [LETTERHEAD OF HENWOOD ENERGY SERVICES, INC.]

                    POWER MARKET CONSULTANT'S CONSENT

We consent to the incorporation in this Registration Statement of Salton Sea Funding Corporation, Salton Sea Brine Processing L.P., Salton Sea Power Generation L.P., Fish lake Power LLC, Vulcan Power Company, CalEnergy Operating Corporation, Salton Sea Royalty LLC, VPC Geothermal LLC, San Felipe Energy Company, Conejo Energy Company, Niguel Energy Company, Vulcan/BN Geothermal Power Company, Leathers, L.P., Del Ranch L.P., Elmore, L.P., Salton Sea Power L.L.C., CalEnergy Minerals LLC, CE Turbo LLC, CE Salton Sea Inc. and Salton
Sea Minerals Corp. on Form S-4 of our report dated September 1, 1998 of our analysis of the wholesale electricity market in California, the competitive position of the Power Projects (as defined in our report) in California and the outlook of renewable energy in the emerging "Green Power" market.

HENWOOD ENERGY SERVICES, INC.


/s/ Kevin D. Woodruff
------------------------------------
By:    Kevin D. Woodruff
Title: Principal Consultant

Sacramento, California
May 24, 1999